UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 28, 2012
NEWELL RUBBERMAID INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3 Glenlake Parkway
Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (770) 418-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On September 28, 2012, the Organizational Development & Compensation Committee of Newell Rubbermaid Inc. (the “Company”) granted Douglas L. Martin, Executive Vice President and Chief Financial Officer, 13,000 performance-based restricted stock units which vest as follows:

•	One-third of the award will vest when the Company's average closing stock price for any twenty continuous trading day period equals or exceeds $21.28, but not earlier than September 28, 2013;

•	One-third of the award will vest when the Company's average closing stock price for any twenty continuous trading day period equals or exceeds $23.21, but not earlier than September 28, 2014; and

•
The remaining one-third of the award will vest when the Company's average closing stock price for any twenty continuous trading day period equals or exceeds $25.15, but not earlier than September 28, 2015.

Any portion of the award not vested as of September 28, 2019 will expire.  The Company’s intention to make this award was previously disclosed in a Form 8-K filed on September 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL RUBBERMAID INC.
/s/ John K. Stipancich
Date: October 1, 2012	By:	John K. Stipancich
Executive Vice President, General Counsel and Corporate Secretary and Executive Leader EMEA